AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1996
                                                      REGISTRATION NO. 33-65772

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                      POST EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------
                              HALLIBURTON COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE
    (STATE OR OTHER JURISDICTION OF                75-2677995
    INCORPORATION OR ORGANIZATION)      (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              3600 LINCOLN PLAZA
                                 500 N. AKARD
                           DALLAS, TEXAS 75201-3391
                                (214) 978-2600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                               LESTER L. COLEMAN
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              HALLIBURTON COMPANY
                              3600 LINCOLN PLAZA
                                 500 N. AKARD
                           DALLAS, TEXAS 75201-3391
                                (214) 978-2600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                         COPIES OF CORRESPONDENCE TO:

        VINSON & ELKINS L.L.P.               SIMPSON THACHER & BARTLETT
           FIRST CITY TOWER                     425 LEXINGTON AVENUE
       HOUSTON, TEXAS 77002-6760            NEW YORK, NEW YORK 10017-3909
            (713) 758-2222                         (212) 455-2000
       ATTN: WILLIAM E. JOOR III                 ATTN: JOHN B. TEHAN

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY FURTHER AMENDS THIS REGISTRATION STATEMENT, AS AMENDED HEREBY, ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THE EFFECTIVE DATE HEREOF UNTIL THE REGISTRATION STATEMENT, AS AMENDED HEREBY, SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933, MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO + +SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  PRELIMINARY PROSPECTUS SUPPLEMENT SUBJECT TO COMPLETION, DATED DECEMBER 18,
                                   1996
PROSPECTUS SUPPLEMENT
(To Prospectus dated December   , 1996)
                                  $300,000,000
                              HALLIBURTON COMPANY
                               MEDIUM-TERM NOTES
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE, SERIES A

                                  ----------

  Halliburton Company (the "Company") may offer from time to time, at an aggregate initial offering price of up to $300,000,000, its Medium-Term Notes Due Nine Months or More From Date of Issue, Series A (the "Notes"). Such aggregate initial offering price is subject to reduction as a result of the sale by the Company of other Debt Securities described in the accompanying Prospectus. Each Note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, if specified in the applicable Pricing Supplement. Each Note will be denominated and payable in United States dollars. The Notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement.

  The Company may issue Notes that bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and whether the rate of interest thereon is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate and the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and any Spread Multiplier. Interest on each Floating Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable Pricing Supplement, and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on March 31 and September 30 of each year and on the Maturity Date. The Company may also issue Discount Notes, Indexed Notes and Amortizing Notes.

  The interest rate, or formula for the determination of the interest rate, if any, applicable to each Note and the other variable terms thereof will be established by the Company on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Company, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

  Each Note will be issued in book-entry form (a "Book-Entry Note") or in fully registered certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary or its nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). Except in limited circumstances, Book-Entry Notes will not be exchangeable for Certificated Notes.

  SEE "RISK FACTORS" COMMENCING ON PAGE S-2 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED UPON THE  ACCURACY OR ADEQUACY OF THIS  PROSPECTUS SUPPLEMENT, THE
    PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY
     IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   AGENTS' DISCOUNTS
                       PRICE TO           AND                PROCEEDS TO
                      PUBLIC(1)    COMMISSIONS(1)(2)       COMPANY (1)(3)
-------------------------------------------------------------------------------
Per Note...........      100%         .125%-.750%          99.875%-99.250%
-------------------------------------------------------------------------------
Total..............  $300,000,000 $375,000-$2,250,000 $299,625,000-$297,750,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amount.

(2) The Company will pay a commission to an Agent (as defined below) not to exceed .750% of the Price to Public of any Note when such Agent places the Note. The commission on any Note with a maturity of more than 30 years from the date of issue will be negotiated at the time of sale. The Company may also sell Notes to any Agent, as principal, at negotiated discounts not in excess of such commission, for resale to investors and other purchasers. The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

(3) Before deducting expenses payable by the Company estimated at $535,000.

                                  ----------

  The Notes are being offered on a continuing basis by the Company to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and NationsBanc Capital Markets, Inc. (the "Agents"). Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. There is no assurance that the Notes offered hereby will be sold or, if sold, that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or an Agent, if it solicits the offer on an agency basis, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."

                                  ----------

MERRILL LYNCH & CO.

        LEHMAN BROTHERS
                              MORGAN STANLEY & CO.
                                  INCORPORATED

                                               NATIONSBANC CAPITAL MARKETS, INC.

                                  ----------

           The date of this Prospectus Supplement is         , 1996.

  IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT(S) MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  Capitalized terms used but not defined in this Prospectus Supplement are defined in the accompanying Prospectus or the Second Senior Debt Indenture (as hereinafter defined) and are used herein with the same meanings as ascribed to them therein.

                               ----------------

                                 RISK FACTORS

  This Prospectus Supplement does not describe all of the risks of an investment in Notes that may be subject to one or more interest rate or other indices or formulas. The Company and the Agents disclaim any responsibility to advise prospective investors of the risks peculiar to an investment in such Notes. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of investing in such Notes in light of their particular circumstances. Such Notes are not appropriate investments for investors who are unsophisticated with respect to transactions involving the applicable interest rate or other indices or formulas. Prospective investors should carefully consider, among other factors, the matters described below.

STRUCTURE RISKS

  An investment in Notes indexed, as to principal, premium, if any, or interest, if any, to one or more interest rate or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that no interest will be payable in respect of such Notes or will be payable at a rate lower than one applicable to a conventional fixed rate or floating rate debt security issued by the Company at the same time, that repayment of the principal or premium, if any, in respect of such Notes may occur at times other than as expected by the holders of the Notes registered in the securities register maintained by or on behalf of the Company (the "Holders"), and that the Holders could lose all or a substantial portion of principal or premium, if any, payable with respect to such Notes on the Maturity Date (as defined under "Description of Notes--General"). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

  Any optional redemption feature of Notes may affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, Holders generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on such Notes.

  The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the liquidity of the secondary market if one develops. See "Plan of Distribution."

  The secondary market, if any, for Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value attributed to the applicable index or indices or formula or formulas. Such factors include the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors will affect both the liquidity of any such secondary market and the value attributed by the market to such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Holders may not be able to sell such Notes readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

STRUCTURAL SUBORDINATION

  Holding Company Reorganization. As more fully described under "The Company -- Holding Company Reorganization" in the accompanying Prospectus, the Company reorganized its corporate structure on December 12, 1996 to establish a holding company as the parent corporation for its operating subsidiaries. In connection with the Reorganization (as such term is defined in the Prospectus), the new holding company changed its name to "Halliburton Company", and the predecessor company (the "Predecessor") became a wholly owned, indirect subsidiary of the holding company. As part of the Reorganization, the holding company assumed certain obligations of the Predecessor, including the $200 million in aggregate principal amount of its outstanding 8.75% Debentures Due February 15, 2021.

  Structural Subordination. As a result of the Reorganization, Halliburton Company is now a holding company, all of the operations of which are conducted through subsidiaries. Any Notes issued and sold hereunder will be obligations of the holding company exclusively. The Company's cash flow and its ability to service debt, including the Notes, will be substantially dependent on the free cash flow and earnings of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available for such purpose. Moreover, the payment of dividends and the making of loans and advances to the Company by its subsidiaries are, in the case of certain foreign subsidiaries, subject to statutory and regulatory restrictions, and, in the case of all subsidiaries, are generally contingent upon the earnings of those subsidiaries and subject to various business considerations.

  At September 30, 1996, after giving effect to the acquisition of Landmark Graphics Corporation on October 4, 1996, the Company's subsidiaries had approximately $2.3 billion of outstanding liabilities (including among others liabilities such as trade and other accounts payable, advance billings on uncompleted contracts and long-term debt, but excluding intercompany indebtedness). Any right of the Company to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is recognized as a creditor of such subsidiary. In such case, the claims of the Company will be subordinate to the claims of the creditors secured by the assets of such subsidiary and any claims of creditors of such subsidiary senior to those held by the Company.

  There are no restrictions in either Indenture on the creation of additional indebtedness, including indebtedness of the Company's subsidiaries, and the incurrence of additional indebtedness could have an adverse impact on the Company's ability to service its indebtedness, including the Notes.

CHANGE OF CONTROL AND HIGHLY LEVERAGED TRANSACTIONS

  The Notes will not contain any provisions that may afford Holders thereof protection in the event of a change of control of the Company or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control of the Company).

CREDIT RATINGS

  The credit ratings assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in such Notes in light of their particular circumstances.

                             DESCRIPTION OF NOTES

  The Notes will be issued as a series of Debt Securities under a Second Senior Indenture, dated as of December 1, 1996, between the Predecessor and Texas Commerce Bank National Association, as Trustee (the "Trustee"), as supplemented, amended and modified by the First Supplemental Indenture dated as of December 5, 1996 between the Predecessor and the Trustee and the Second Supplemental Indenture dated as of December 12, 1996 among the Predecessor, the Company and the Trustee and as further supplemented, amended and modified from time to time (the "Indenture"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  All Debt Securities, including the Notes, issued and to be issued under the Indenture will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. For information regarding the structural subordination of the Debt Securities, including the Notes, to indebtedness of the subsidiaries of the Company, see "Risk Factors--Structural Subordination" and, in the Prospectus, "Description of Debt Securities-- Provisions Applicable to Senior Debt Securities--Structural Subordination." The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of other Debt Securities under the Indenture in addition to the Notes offered hereby.

  The aggregate initial offering price of the Notes is limited to $300,000,000. Each Note will mature on any day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable Pricing Supplement, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at the option of the Company, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date). Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. The Company may also issue Discount Notes, Indexed Notes and Amortizing Notes (as such terms are hereinafter defined).

  The Notes will be denominated in, and payments of principal, premium, if any, or interest, if any, in respect thereof will be made in, United States dollars. References herein to "United States dollars," "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States"). Purchasers are required to pay for the Notes in United States dollars.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

  Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. The denomination of each Note will be $1,000 or an integral multiple thereof, unless otherwise specified in the applicable Pricing Supplement.

  In the case of Book-Entry Notes, payments of principal of, and premium, if any, and interest, if any, will be made by the Company through an affiliate of the Trustee (the "Paying Agent") to the Depositary. See "--Book-Entry Notes." In the case of Certificated Notes, payments of principal and premium, if any, due on any Maturity Date will be made in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, upon submission of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Paying Agent, The Chase Manhattan Bank, located at 450 West 33rd Street, 15th Floor, New York, New York 10001 (the "Corporate Trust Office"). Payment of interest, if any, due on the Maturity Date of a Certificated Note will be made to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. Payment of interest, if any, due on a Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date will be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Company. A Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will, however, be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Paying Agent will remain in effect until revoked by such Holder.

  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in United States dollars are transacted in the London interbank market.

  Book-Entry Notes may be transferred or exchanged only through the Depositary. See "--Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, currently the Corporate Trust Office of the Paying Agent. No service charge will be made by the Company or the Paying Agent for any such registration of transfer or exchange of Notes, but the Company or any paying agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

  The defeasance and covenant defeasance provisions contained in the Indenture shall apply to the Notes. See "Description of Debt Securities" in the Prospectus.

REDEMPTION AT THE OPTION OF THE COMPANY

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity Date only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, each Note will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $1,000), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the Holders thereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. For this purpose, "Redemption Price" means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. For a discussion of the redemption of Discount Notes, see "-- Discount Notes."

REPAYMENT AT THE OPTION OF THE HOLDER

  The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any such Optional Repayment Date in whole or in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $1,000), at a repayment price equal to 100% of the unpaid principal amount to be repaid on such Optional Repayment Date, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid on an Optional Repayment Date, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Company at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the Corporate Trust Office of the Paying Agent, not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. For a discussion of the repayment of Discount Notes, see "-- Discount Notes."

  Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Paying Agent as aforesaid. In order to ensure that such Global Security and election form are received by the Paying Agent on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Paying Agent. See "--Book-Entry Notes."

  If applicable, the Company will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Paying Agent for cancellation.

INTEREST

 General

  Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

  Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, however, the first payment of interest on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Interest on Fixed Rate Notes will be payable on March 31 and September 30 of each year or on such other date(s) specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date with respect to all or part of the principal thereof. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

 Floating Rate Notes

  Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement. The applicable Pricing Supplement will specify whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," and, to the extent applicable, certain terms with respect to each Floating Rate Note, including the Fixed Rate Commencement Date, Fixed Interest Rate, Interest Rate Basis or Bases, Initial Interest Rate, Initial Interest Reset Date, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate, Minimum Interest Rate, and Spread and Spread Multiplier, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date for such Note (the "Initial Interest Reset Date"), the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the initial interest rate on such Note (the "Initial Interest Rate").

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the date specified in the applicable Pricing Supplement as the Fixed Rate Commencement Date (the "Fixed Rate Commencement Date") to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Floating Rate Note will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be the interest rate determined as of the most recent Interest Determination Date (as hereinafter defined).

  The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on another specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be, with respect to the week in which the Interest Reset Date occurs, the day in the week on which Treasury Bills (as hereinafter defined) are normally auctioned. (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.) If an auction is held on the Friday of the week preceding the applicable Interest Reset Date, however, the "Interest Determination Date" will be such preceding Friday, but, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the second Business Day next preceding the Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

  Notwithstanding the foregoing, a Floating Rate Note may also have either or both of the following: (i) a maximum interest rate, or ceiling, that may accrue during any Interest Period (a "Maximum Interest Rate") and (ii) a minimum interest rate, or floor, that may accrue during any Interest Period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating

Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law.

  Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Floating Rate Notes) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that, in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

  Unless otherwise specified in the applicable Pricing Supplement, an affiliate of the Trustee will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

  CD RATE. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United

States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that, if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect immediately prior to such CD Rate Interest Determination Date.

  CMT RATE. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities. . . Federal Reserve Board Release H.15. . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Index Maturity for (i), if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii), if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Index Maturity for such CMT Rate Interest Determination Date as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Index Maturity (or such other United States Treasury rate for the Designated CMT Index Maturity) for such CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and as the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity, based on the arithmetic mean of the secondary market closing offer prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Index Maturity and a remaining term to maturity of not less than such Designated CMT Index Maturity minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Index Maturity and a remaining term to maturity closest to the Designated CMT Index Maturity and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that, if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

  "Designated CMT Index Maturity" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, 2 years.

  COMMERCIAL PAPER RATE. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that, if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:


                                     D X 360
            Money Market Yield = ---------------- X 100
                                  360 - (D x M)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

  ELEVENTH DISTRICT COST OF FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank ("FHLB") of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect immediately prior to such Eleventh District Cost of Funds Rate Interest Determination Date.

  FEDERAL FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that, if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect immediately prior to such Federal Funds Rate Interest Determination Date.

  LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in United States dollars having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of

  11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page as specified in clause (i) above, LIBOR will be the arithmetic mean of the quotations for deposits in United States dollars for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, offered to prime banks in the London interbank market by the principal London offices of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in London, England, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in London, England, selected by the Calculation Agent for loans in United States dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that, if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page that may replace such page in such service) for the purpose of displaying the London interbank rates of major banks for United States dollars, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Pricing Supplement (or any other page that may replace such page in such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

  PRIME RATE. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate on such Prime Rate Interest Determination Date shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate on such Prime Rate Interest Determination Date shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that, if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page that may replace the USPRIME1 page in such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

  TREASURY RATE. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that, if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

  Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Pricing Supplement.

DISCOUNT NOTES

  The Company may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note will be equal to the sum of (i) the Issue Price increased by any accruals of Discount and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If, in the case of an interest bearing Discount Note, the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If, in such case, the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Income Tax Considerations."

INDEXED NOTES

  The Company may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium or interest payable in respect thereof to be determined by reference to the price or prices of specified commodities or stocks or to other items, in each case as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors."

AMORTIZING NOTES

  The Company may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

BOOK-ENTRY NOTES

  The Company has established a depositary arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

  Upon issuance, all Book-Entry Notes of an issue thereof of like tenor and terms and up to $200,000,000 in aggregate principal amount will be represented by a single Global Security. Each Global Security will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

  So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability of the Company to issue Book-Entry Notes with respect to a particular issue of such Notes if persons subject to such laws purchase any of such Notes.

  Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or the Company becomes aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Company shall not have appointed a successor to the Depositary within 60 days thereafter, (ii) the Company, in its sole discretion, determines that the Global Securities shall be exchangeable for Certificated Notes or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes under the Indenture. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Paying Agent.

  The following is based on information furnished by the Depositary:

    The Depositary will act as a securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200 million, one Global Security will be issued with respect to each $200 million of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security

  ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owners entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited by Participants with the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

    Principal, premium, if any, or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made in immediately available funds to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the Trustee, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, or interest, if any, to the Depositary is the responsibility of the Company and the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

    If applicable, a Beneficial Owner shall give notice of any election to have its Book-Entry Notes repaid by the Company, through its Participant, to the Paying Agent, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Paying Agent. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

    The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, if a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

  As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or
(iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

 Payments of Interest

  Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

 Original Issue Discount

  The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Original Issue Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

  For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as hereinafter defined) prior to maturity, multiplied by the weighted average maturity of such

Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays) and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

  Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount Note. The "daily portion" of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount
Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) the issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

  A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiplier that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiplier that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the qualified floating rate. The OID Regulations also provide that, if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

  If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations and if interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

  In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the

Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

  Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. For each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument if such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

  If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. It is not entirely clear under current law how a Variable Note would be taxed if such Note were treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996 the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to differ substantially from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

  Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

  U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

 Short-Term Notes

  Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

 Market Discount

  If a U.S. Holder purchases a Note, other than an Original Issue Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount. (The market discount rules do not apply to Short-Term Notes.)

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

 Premium

  If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. If the Note may, however, be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

 Disposition of a Note

  Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. In such case, however, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

  The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

  Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis for sale by the Company to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and NationsBanc Capital Markets, Inc. (the "Agents"). The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent as an agent of the Company. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as an agent of the Company will be negotiated between the Company and such Agent at the time of such sale.

  Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

  Notwithstanding the foregoing, the Company may issue and sell Notes, on terms that are substantially similar (including discounts and commissions) to the terms described above, to or through one or more agents, dealers or underwriters other than the Agents or, on its own behalf, directly to the investors or other purchasers thereof without the intervention or any agents, dealers or underwriters.

  The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

  Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in United States dollars in The City of New York on the date of settlement. See "Description of Notes--General."

  Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities (including liabilities under the Securities Act). The Company has agreed to reimburse the Agents for certain other expenses.

  In the ordinary course of its business, the Agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with the Company and certain of its affiliates.

  From time to time, the Company may issue and sell other Debt Securities described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 18, 1996

PROSPECTUS

                                  $500,000,000

                                      LOGO

                                DEBT SECURITIES

                                  -----------

  Halliburton Company (the "Company") may offer and sell from time to time, in one or more series, its debt securities issued and issuable from time to time under either of the Indentures, as hereinafter defined (the "Debt Securities"), with an aggregate initial offering price not to exceed $500,000,000, on terms to be determined at the time of offering. The specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, maturity, rate (or method of determining the same) and time of payment of interest, if any, purchase price, any terms for redemption or repurchase or conversion into Common Stock, par value $2.50 per share, of the Company ("Common Stock"), the principal amounts to be purchased by or through agents, dealers or underwriters, if any, and other special terms in connection with the offering and sale of the series of Debt Securities in respect of which this Prospectus is being delivered and any listing of the Debt Securities on a securities exchange are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement") or in the applicable pricing supplement hereto (each, a "Pricing Supplement").

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

  The Debt Securities may be sold (i) through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate;
(ii) through agents or dealers designated from time to time; or (iii) directly to purchasers. The names of any underwriters or agents of the Company involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts are set forth in the Prospectus Supplement or in the applicable Pricing Supplement. The net proceeds to the Company from such sale are also set forth in the accompanying Prospectus Supplement or in the applicable Pricing Supplement. See "Distribution" for possible indemnification arrangements for any such underwriters and agents.

December   , 1996

                             AVAILABLE INFORMATION

  As described herein under "The Company -- Holding Company Reorganization", the original registrant under the Registration Statement (as defined below) participated in a Reorganization (as hereinafter defined) pursuant to which it became a wholly owned, indirect subsidiary of a new holding company that is now named "Halliburton Company" and is herein called the "Company." The Company is deemed to be the successor issuer under the Registration Statement to the original registrant (the "Predecessor") thereunder pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"). The Company now is, and until the Reorganization the Predecessor was, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files, and the Predecessor filed, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") under the name "Halliburton Company." Such reports, proxy statements and other information may be obtained from the web site that the SEC maintains at http://www.sec.gov. In addition, reports, proxy statements and other information filed by the Company and the Predecessor with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the regional offices of the SEC at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC in its Washington, D.C. office at prescribed rates. The Common Stock is listed on the New York Stock Exchange. The reports, proxy and information statements and other information concerning the Company and the Predecessor described above may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  Reports, proxy statements and other information concerning the Company and the Predecessor may also be obtained electronically through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the SEC by the Predecessor, and amended, assumed and continued by the Company as successor issuer, under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Debt Securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

  The Company has filed an amendment to the Registration Statement expressly adopting the Registration Statement, as well as the statements contained therein, as its own for all purposes of the Securities Act and the Exchange Act and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession or necessary to keep the Registration Statement from being misleading in any material respect.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, heretofore filed with the SEC by the Company pursuant to the Exchange Act, are incorporated herein by reference:

    (a) The description of the Common Stock contained in the Registration Statement on Form 8-B dated December 12, 1996; and

    (b) The description of the Company's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-B dated December 12, 1996.

  In addition, the following documents, heretofore filed with the SEC by the Predecessor pursuant to the Exchange Act, are incorporated herein by reference:

    (a) The Predecessor's Annual Report on Form 10-K for the year ended December 31, 1995;

    (b) The Predecessor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996; June 30, 1996; and September 30, 1996;

    (c) The Predecessor's Current Reports on Form 8-K dated January 23, 1996, February 15, 1996, March 25, 1996, April 8, 1996, April 22, 1996, May 6,
  1996, May 21, 1996, June 4, 1996, June 20, 1996, July 23, 1996, July 31,
  1996, August 20, 1996, September 24, 1996, October 4, 1996; October 22,
  1996; November 15, 1996; December 9, 1996; and December 12, 1996.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that have been incorporated by reference in this Prospectus (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to the office of the Vice President and Secretary, 3600 Lincoln Plaza, 500 N. Akard, Dallas, Texas 75201-3391, telephone number (214) 978-2600.

                                  THE COMPANY

  Halliburton Company, together with its subsidiaries, is a diversified world-wide services and sales organization. Subsidiaries of the Company render oil field services, both onshore and offshore, to the petroleum industry. They also provide engineering, construction, project management, facilities operation and maintenance services to the petroleum industry and other industrial and governmental customers. In addition, they manufacture various products for sale to the petroleum industry, manufacture specialty products for and render specialty services to general industry.

  The Company, together with its subsidiaries, is one of the world's largest companies providing services to the energy industry. For the year ended December 31, 1995, approximately 80% of its consolidated revenues was derived from sales and services to, including construction for, the energy industry. Subsidiaries of the Company conduct business in more than 100 countries and approximately 51% of the Company's consolidated revenues for 1995 was derived from international sales and services.

  The Company and its Predecessor were incorporated under the laws of the State of Delaware in 1996 and 1924, respectively. The Company's principal executive offices are located at 3600 Lincoln Plaza, 500 N. Akard, Dallas, Texas 75201-3391, telephone number (214) 978-2600.

HOLDING COMPANY REORGANIZATION

  The Company's Predecessor reorganized its corporate structure on December 12, 1996 to establish the Company as the parent corporation for the operating subsidiaries (the "Reorganization"). In order to effect the Reorganization, the Predecessor incorporated a new holding company (being the Company) as a wholly owned subsidiary of the Predecessor and merged with an indirect, wholly owned subsidiary of the new holding company. The merger was effected without a vote of stockholders of the Predecessor pursuant to the provisions of the General Corporation Law of Delaware. In connection with the merger, the name of the new holding company was changed to "Halliburton Company" and all the issued common stock of the Predecessor was converted into a like number of shares of Common Stock of the new holding company (being the Company). The capital structure of the Company is the same as that of the Predecessor prior to the merger. The Predecessor has received an opinion of its counsel, Vinson & Elkins L.L.P., that the Reorganization will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that no gain or loss will be recognized by the stockholders of the Predecessor upon the receipt of the Common Stock of the Company in exchange for their shares of the Predecessor pursuant to the Reorganization.

  The Predecessor also received a ruling from the Internal Revenue Service that the Reorganization will not adversely affect the status of the merger of Landmark Graphics Corporation with a wholly owned subsidiary of the Predecessor on October 4, 1996 as a tax-free reorganization under Section 368(a) of the Code.

  In connection with the Reorganization, the Company, as the new holding company, assumed certain liabilities and obligations of the Predecessor, including those with respect to the $200 million in aggregate principal amount of the Predecessor's outstanding 8.75% Debentures Due February 15, 2021. As a result, both the Company and the Predecessor will be primary obligors with respect to such Debentures and other liabilities and obligations.

  Debt Securities sold subsequent to the Reorganization will be solely obligations of the Company. The only significant assets of the Company are the stock of its subsidiaries, and, as a consequence, any indebtedness of the Company, including any Debt Securities sold subsequent to the Reorganization, will be structurally subordinated to all of the indebtedness of its subsidiaries. For further information, see "Description of Debt Securities-- Provisions Applicable to Senior Debt Securities--Structural Subordination."

                                USE OF PROCEEDS

  Unless otherwise provided in the Prospectus Supplement or the applicable Pricing Supplement, the net proceeds from the sale of the Debt Securities offered by this Prospectus, the Prospectus Supplement and any applicable Pricing Supplement (the "Offered Debt Securities") will be added to the Company's general funds and used for general corporate purposes, which may include repayment of debt of the Company, acquisitions by the Company and loans and advances to, and investments in, subsidiaries of the Company to provide funds for working capital, repayment of debt and capital expenditures. Until so utilized, it is expected that such net proceeds will be placed in interest bearing time deposits or invested in short-term marketable securities.

                    RATIO OF EARNINGS TO FIXED CHARGES (a)

                                                                             NINE MONTHS
                     YEARS ENDED DECEMBER 31,                                   ENDED
             -------------------------------------------------------        SEPTEMBER 30,
             1991       1992         1993         1994         1995             1996
             ----       ----         ----         ----         ----         -------------
             1.6        (b)          (b)          3.3          5.0               5.8

--------

(a) Includes the effect of the acquisition of Landmark Graphics Corporation ("Landmark") on October 4, 1996, which was accounted for as a pooling of interests. Historical restated financial statements have not been issued because Landmark is not a significant subsidiary within the meaning of such term as used in the rules and regulations under the Securities Act.

(b) Earnings were inadequate to cover fixed charges in 1992 and 1993 by $158.9 million and $199.4 million, respectively.

  For purposes of computing the ratio of earnings to fixed charges: (i) fixed charges consist of interest on debt (whether expensed or capitalized), amortization of debt discount and expense and a portion of rental expense determined to be representative of interest and (ii) earnings consist of income (loss) from continuing operations before provision for income taxes, minority interest, cumulative effects of accounting changes and extraordinary items plus fixed charges as described above, adjusted to exclude capitalized interest and by the excess or deficiency of dividends over income of 50 percent or less owned entities accounted for by the equity method.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement and, if applicable, any Pricing Supplement may relate. The particular terms of the Offered Debt Securities offered by any Prospectus Supplement and any applicable Pricing Supplement and the extent, if any, to which such general provisions do not apply to such Offered Debt Securities will be described in the Prospectus Supplement and any Pricing Supplement relating to such Offered Debt Securities.

  The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt ("Senior Debt Securities"), under a Second Senior Indenture dated as of December 1, 1996 between the Predecessor and Texas Commerce Bank National Association, as trustee (the "Trustee"), as supplemented, amended and modified by that certain First Supplemental Indenture dated as of December 5, 1996 between the Predecessor and the Trustee and the Second Supplemental Indenture dated as of December 12, 1996 among the Predecessor, the Company and the Trustee and as further supplemented, amended and modified (the "Second Senior Debt Indenture"), and, in the case of Debt Securities that will be subordinated debt ("Subordinated Debt Securities"), under a Subordinated Indenture dated as of January 2, 1991 between the Predecessor and the Trustee, as supplemented, amended and modified by the First Supplemental Indenture dated as of December 12, 1996 among the Predecessor, the Company and the Trustee and as further supplemented, amended and modified (the "Subordinated Debt Indenture"). The Second Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Texas Commerce Bank National Association (and any successor thereto as trustee under the Indentures) is hereinafter referred to as the "Trustee." The Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Section references in parentheses below are to sections in both Indentures unless otherwise indicated. Wherever particular sections or defined terms of the applicable Indenture are referenced, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for certain covenants of the Company and provisions relating to subordination and conversion.

  In connection with the Reorganization, the Predecessor, the Company and the Trustee entered into an indenture supplemental to that certain Senior Indenture dated as of January 2, 1991 between the Predecessor and the Trustee (as so supplemented, the "First Senior Debt Indenture"), pursuant to which the Company assumed the obligations of the Predecessor and became a primary obligor, together with the Predecessor, with respect to the $200 million in aggregate principal amount of the Predecessor's outstanding 8.75% Debentures Due February 15, 2021.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

  General. The Debt Securities will be unsecured senior or subordinated obligations of the Company and may be issued from time to time in one or more series. Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder nor does either limit the aggregate unsecured indebtedness of the Company or any subsidiary thereof or limit the payment of dividends or the acquisition of stock of the Company.

  Unless otherwise set forth in the Prospectus Supplement or any applicable Pricing Supplement relating to a particular series of Offered Debt Securities, the Debt Securities will not contain any provisions that may afford holders of the Debt Securities protection in the event of a change of control of the Company or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control of the Company).

  Reference is made to the Prospectus Supplement and any applicable Pricing Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) classification as Senior Debt Securities or Subordinated Debt Securities, aggregate principal amount, and denomination; (iii) whether the Offered Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) the date or dates on which the Offered Debt Securities will mature; (v) the method by which amounts payable in respect of principal of, premium, if any, or interest, if any, on or upon the redemption of such Offered Debt Securities may be calculated; (vi) the interest rate or rates (or the method by which such will be determined), and the dates from which such interest, if any, will accrue; (vii) the date or dates on which any such interest will be payable; (viii) the purchase price, expressed as a percentage of their principal amount, at which any Offered Debt Securities will be offered; (ix) the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer and, if applicable, conversion; (x) the obligation, if any, of the Company to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation; (xi) any applicable United States Federal income tax consequences; and (xii) any other specific terms of the Offered Debt Securities, including any additional or different events of default, remedies or covenants provided with respect to such Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

  In addition, the issue price of Offered Debt Securities that are original issue discount securities, the amount of the original issue discount with respect thereto, the manner and rate or rates per annum (which may be fixed or variable) at which such original issue discount shall accrue, the yield to maturity represented thereby, the date or dates from or to which or period or periods during which such original issue discount shall accrue, the portion of the principal amount of such Offered Debt Securities that will be payable upon acceleration of the maturity thereof or upon the optional or mandatory redemption, purchase or exchange thereof and any other specific terms thereof will be described in the Prospectus Supplement and any applicable Pricing Supplement relating thereto.

  Unless otherwise specified in any Prospectus Supplement, the Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof (Section 2.7). No service charge will be made for any transfer or exchange of any Debt Securities but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.8).

  Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par that are treated as having been issued at a discount for United States Federal income tax purposes will be described in the applicable Prospectus Supplement.

  Global Securities. The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to its nominee or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary (Section 2.8).

  The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

  Events of Default. Unless otherwise specified in the Prospectus Supplement, an Event of Default is defined under each Indenture with respect to the Debt Securities of any series issued under such Indenture as being: (a) default in the payment of any interest with respect to Debt Securities of such series when due, continued for 30 days; (b) default in the payment of principal or premium, if any, with respect to Debt Securities of such series when due; (c) default in the payment or satisfaction of any sinking fund obligation with respect to Debt Securities of such series when due; (d) default in the performance of any other covenant of the Company applicable to Debt Securities of such series, continued for 60 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; and (e) certain events of bankruptcy, insolvency or reorganization (Section 5.1). If any Event of Default shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee, if given by the holders), may declare the Debt Securities of such series due and payable immediately, but the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Company and the Trustee, may rescind such declaration if the Company shall have paid or deposited with the Trustee all amounts that shall have become due, otherwise than through acceleration, for principal, premium, if any, and interest, if any, and all defaults under such Indenture are cured or waived (Section 5.1).

  Each Indenture provides that no holder of any series of Debt Securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, such Indenture, unless (i) such holder shall have given to the Trustee written notice of default and of the continuance thereof, (ii) the holders of not less than 25% in aggregate principal amount of such series of Debt Securities then outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require with respect thereto and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; provided, however, that, subject to the subordination provisions applicable to the Subordinated Debt Securities, the right of any holder of any Debt Security to receive payment of the principal of, premium, if any, or interest, if any, on such Debt Security, on or after the respective due dates, or, with respect to any convertible Subordinated Debt Security, the right to convert such Subordinated Debt Security, or to institute suit for the enforcement of any such payment or right to convert shall not be impaired or affected without the consent of such holder (Section 5.4). The holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture (Section 5.7).

  In determining whether the holders of the requisite aggregate principal amount of outstanding Debt Securities of any or all series have given any request, demand, authorization or consent under the Indenture, the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof.

  The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under each Indenture (Section 4.3).

  Discharge and Defeasance. Unless otherwise specified in the applicable Prospectus Supplement, the Company can discharge or defease its obligations with respect to each series of Debt Securities as set forth below (Article
10).

  The Company may discharge all of its obligations (except those set forth below) to holders of any series of Debt Securities issued under either Indenture that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year (or subject to optional redemption within one year) by depositing with the Trustee cash or U.S. Government Obligations (as defined in such Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments thereon when due.

  Unless otherwise provided in the applicable Prospectus Supplement, the Company may also discharge at any time all of its obligations (except those set forth below) to holders of any series of Debt Securities issued under either Indenture (other than convertible Subordinated Debt Securities) ("defeasance") only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments thereon when due and such funds have been so deposited for 91 days; (ii) such defeasance will not result in a breach or violation of, or cause a default under, any agreement or instrument to which the Company is a party or by which it is bound; and (iii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter the United States Federal income tax treatment of such holders' principal and interest payments on such series of Debt Securities (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States Federal income tax law occurring after the date of this Prospectus because such an opinion could not be rendered under current tax law).

  Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of Debt Securities: (i) rights of registration of transfer and exchange of Debt Securities of such series; (ii) rights of substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities of such series;
(iii) rights of holders of Debt Securities of such series to receive payments of principal thereof and premium, if any, and interest, if any, thereon when due and to receive mandatory sinking fund payments thereon when due, if any;
(iv) the rights, obligations, duties and immunities of the Trustee; (v) the rights of holders of Debt Securities of such series as beneficiaries with respect to property deposited with the Trustee payable to all or any of them;
(vi) the obligations of the Company to maintain an office or agency in respect of Debt Securities of such series; and (vii) if applicable, the obligations of the Company with respect to the conversion of Debt Securities of such series into Common Stock.

  Modification of the Indenture. Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities: (a) to evidence the assumption by a successor entity of the obligations of the Company under such Indenture; (b) to add covenants or new events of default for the protection of the holders of such Debt Securities; (c) to cure any ambiguity or correct any inconsistency in the Indenture; (d) to establish the form and terms of such Debt Securities; (e) to evidence the acceptance of appointment by a successor trustee; (f) to amend the Indenture in any other manner that the Company may deem necessary or desirable and that will not adversely affect the interests of the holders of Debt Securities issued thereunder; or (g), in the case of Senior Debt Securities, to secure such Debt Securities (Section 8.1). In connection with the Reorganization, the Company, the Predecessor and the Trustee entered into indentures supplemental to the First Senior Debt Indenture, the Second Senior Debt Indenture and the Subordinated Debt Indenture to evidence the assumption by the Company of the obligations of the Predecessor under each such Indenture. See "Description of Debt Securities" and "The Company-- Holding Company Reorganization."

  Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of each series then outstanding and affected, to add any provisions to, or to change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of such series; provided, however, that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, reduce the amount of the principal or premium, if any, thereof, reduce the rate, change the method of determination or extend the time of payment of interest thereon, reduce or alter the method of computation of any amount payable on or at redemption thereof, reduce the principal amount of any original issue discount security payable upon acceleration or provable in bankruptcy, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect the right to convert Debt Securities or any right of prepayment at the option of the holder or (b) reduce the aforesaid percentage in aggregate principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification (Section 8.2).

  The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby (Section 8.6 of the Subordinated Debt Indenture).

  Paying Agent and Registrar. The Trustee or an affiliate of the Trustee initially will act as paying agent and registrar with respect to any series of Debt Securities issued under an Indenture (Section 3.2).

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES

  General. Senior Debt Securities will be issued under the Second Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

  Structural Subordination. As a result of the Reorganization described under "The Company -- Holding Company Reorganization," the Company is a holding company, the only significant assets of which are the stock of its subsidiaries. As a consequence, any indebtedness of the Company, including Debt Securities issued under the Second Senior Debt Indenture, will be structurally subordinated to all of the indebtedness of the Company's subsidiaries.

  Certain Definitions. For purposes of the following discussion, the following definitions are applicable (Article One of the Second Senior Debt Indenture).

  "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling any one or more of the Company and its Subsidiaries to elect a majority of the directors of such corporation.

  "Principal Property" means any real estate, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Company or of any Restricted Subsidiary, whether owned at or acquired after the date of the Second Senior Debt Indenture (other than any pollution control facility), that in the opinion of the Board of Directors is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

  "Restricted Subsidiary" means (a) any Subsidiary existing at the date of the Second Senior Debt Indenture whose principal assets and business are located in the United States or Canada, except certain sales financing, real estate and other Subsidiaries so designated, and (b) any other Subsidiary that is designated by the Company to be a Restricted Subsidiary. In connection with the Reorganization, the Predecessor, the Subsidiary of the Company to which the Predecessor transferred all of the outstanding capital stock of certain Subsidiaries in connection with the Reorganization and certain of such Subsidiaries have been designated as Restricted Subsidiaries.

  "Secured Debt" means indebtedness (other than indebtedness among the Company and Restricted Subsidiaries) for money borrowed by the Company or a Restricted Subsidiary, or any other indebtedness of the Company or a Restricted Subsidiary on which interest is paid or payable, which in any case is secured by (a) a lien or other encumbrance on any Principal Property of the Company or a Restricted Subsidiary, (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary or (c) in the case of indebtedness of the Company, a guaranty by a Restricted Subsidiary; provided, however, that any indebtedness of the Predecessor issued prior to the Reorganization shall not, by virtue of the assumption of such indebtedness by the Company at the time of the Reorganization, constitute indebtedness secured by a guarantee of a Restricted Subsidiary within the meaning of clause
(c) above.

  "Consolidated Net Tangible Assets" means the aggregate amount of assets included on a consolidated balance sheet of the Company and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

  "Sale and Leaseback Transaction" means the sale or transfer by the Company or a Restricted Subsidiary of any Principal Property owned by it which has been in full operation for more than 120 days prior to such sale or transfer with the intention of taking back a lease on such property (other than a lease not exceeding 36 months) where the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease.

  Restrictions on Secured Debt. At such time as any series of Senior Debt Securities has been issued and is outstanding, the Company and its Restricted Subsidiaries are prohibited from creating, incurring, assuming or guaranteeing any Secured Debt without equally and ratably securing the Senior Debt Securities of such series and any other indebtedness of or guaranteed by the Company or any such Restricted Subsidiary then entitled thereto. The foregoing restrictions are not applicable to (i) certain purchase money mortgages, (ii) certain mortgages to finance construction on unimproved property, (iii) mortgages existing on property at the time of acquisition by the Company or a Restricted Subsidiary, (iv) mortgages existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary, (v) mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Restricted Subsidiary, (vi) mortgages in favor of governmental bodies to secure certain payments of indebtedness or (vii) extensions, renewals or replacement of the foregoing (Section 3.6 of the Second Senior Debt Indenture).

  Notwithstanding the foregoing restrictions, the Company and any one or more Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt not otherwise permitted or excepted without equally and ratably securing the Senior Debt Securities of each series issued and outstanding under the Second Senior Debt Indenture if the sum of (a) the amount of such Secured Debt plus
(b) the aggregate value of Sale and Leaseback Transactions (subject to certain exceptions) does not exceed 5% of Consolidated Net Tangible Assets (Section
3.6 of the Second Senior Debt Indenture).

  Limitations on Sale and Leaseback Transactions. At such time as any series of Senior Debt Securities has been issued and is outstanding, Sale and Leaseback Transactions are prohibited unless (a) the Company or the Restricted Subsidiary owning such Principal Property would be entitled to incur Secured Debt equal to the amount realizable upon the sale or transfer of the property to be so leased secured by a mortgage on such property without equally and ratably securing the Senior Debt Securities of such series or (b) an amount equal to the value of the property so leased is applied to the retirement (other than mandatory retirement) of the Senior Debt Securities of such series or certain other funded indebtedness of the Company and its Restricted Subsidiaries (Section 3.7 of the Second Senior Debt Indenture).

  Restrictions on Transfer of Principal Property to Unrestricted Subsidiary. The Company and its Restricted Subsidiaries are prohibited from transferring (whether by merger, consolidation or otherwise), except for fair value, any Principal Property to any Subsidiary that is not a Restricted Subsidiary, without retiring indebtedness as summarized in clause (b) of the preceding paragraph (Section 3.8 of the Second Senior Debt Indenture).

  Consolidation, Merger, Sale or Conveyance. Under the Second Senior Debt Indenture, no consolidation or merger of the Company, and no sale of substantially all of its property, shall be made with or to another corporation if any Principal Property of the Company or a Restricted Subsidiary would become subject to any mortgage or lien (other than those permitted by Section 3.6 of the Second Senior Debt Indenture) unless prior thereto all Senior Debt Securities then outstanding are secured (equally and ratably with any other indebtedness of or guaranteed by the Company or any Restricted Subsidiary then entitled thereto) by a lien on any such Principal Property and certain other properties (Section 9.2 of the Second Senior Debt Indenture).

  The Board of Directors of the Company has not designated any property of the Company or of any Restricted Subsidiaries as a Principal Property because, in the opinion of management of the Company, no single property or asset is of material importance to the total business of the Company and its Restricted Subsidiaries taken as a whole. Nonetheless, at the time of the Reorganization, the Predecessor was designated as a Restricted Subsidiary.

PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

  Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on the Subordinated

Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Debt Securities or otherwise made in capital stock of the Company (Sections 14.1, 14.4 and 14.5 of the Subordinated Debt Indenture).

  "Senior Indebtedness" is defined in the Subordinated Debt Indenture as Indebtedness of the Company outstanding at any time except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities, (b) the Subordinated Debt Securities, (c) any Indebtedness of the Company to a wholly-owned Subsidiary of the Company, (d) interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless such interest is an allowed claim enforceable against the Company in a proceeding under Federal or state bankruptcy laws, and (e) trade accounts payable. "Indebtedness" is defined in the Subordinated Debt Indenture as, with respect to any Person, (a)(i) the principal of and premium and interest on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such Person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred, (ii) the principal of and premium and interest on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets and
(iii) lease obligations that such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect, (b) any other indebtedness of such Person, including any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, that is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred by such Person and (c) any amendments, modifications, refunding, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (a) and (b) above.

  If (i) without the consent of the Company a court shall enter an order for relief with respect to the Company under the United States Federal bankruptcy laws or a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States Federal or state bankruptcy or insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States Federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under any applicable law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) must first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. In such event, any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities must be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Debt Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution of securities will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Debt Securities, together with the holders of any obligations of the Company ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of unpaid principal of or any premium or any interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Debt Securities and such other obligations (Section 14.1 of the Subordinated Debt Indenture).

  By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, than holders of the Subordinated Debt Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Debt Securities.

  Conversion. Offered Debt Securities that constitute Subordinated Debt Securities may provide for a right of conversion thereof into Common Stock (or cash in lieu thereof). The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Debt Securities.

  The holder of any convertible Subordinated Debt Securities will have the right exercisable at any time prior to maturity, unless such Subordinated Debt Securities have been previously redeemed or otherwise purchased by the Company, to convert such Subordinated Debt Securities into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment (Section 13.2 of the Subordinated Debt Indenture). The holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof (Section 13.2 of the Subordinated Debt Indenture).

  In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include the issuance of shares of Common Stock of the Company as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as defined in the Subordinated Debt Indenture); and the distribution to all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's subsidiaries) other than Common Stock or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate (Section 13.4 of the Subordinated Debt Indenture). The Company has been advised by its counsel, Vinson & Elkins L.L.P., that certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Debt Securities or holders of Common Stock that would be taxable pursuant to Treasury Regulations issued under Section 305 of the Code. The amount of any such taxable constructive distribution will be the fair market value of the Common Stock which is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

  Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock (Section 13.3 of the Subordinated Debt Indenture). Upon conversion, no adjustments will be made for accrued interest or dividends and therefore convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the interest payment date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive (Sections 13.2 and 13.4 of the Subordinated Debt Indenture).

  In the case of any consolidation or merger of the Company with or into any other person (with certain exceptions) or any sale or transfer of all or substantially all the assets of the Company, the holder of convertible Subordinated Debt Securities, after the consolidation, merger, sale or transfer, will have the right to convert such convertible Subordinated Debt Securities only into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such consolidation, merger, sale or transfer, if the holder had held the Common Stock issuable upon conversion of such convertible Subordinated Debt Securities immediately prior to such consolidation, merger, sale or transfer (Section 13.5 of the Subordinated Debt Indenture).

  Consolidation, Merger, Sale or Conveyance. The Subordinated Debt Indenture permits the Company to consolidate with, or merge into, or transfer substantially all of its property to, another person provided certain specified conditions are met (Section 9.1 of the Subordinated Debt Indenture).

CONCERNING THE TRUSTEE

  Pursuant to the Trust Indenture Act of 1939, as amended, should a default occur with respect to either the 8.75% Debentures Due February 15, 2021 outstanding under the First Senior Debt Indenture or any Senior Debt Securities issued under the Second Senior Debt Indenture, on one hand, or any Subordinated Debt Securities issued under the Subordinated Debt Indenture, on the other, Texas Commerce Bank National Association would be required to resign as trustee under either the First and Second Senior Debt Indentures or the Subordinated Debt Indenture within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

  Texas Commerce Bank National Association, the Trustee under the Indentures, is a depositary for funds of, makes loans to and performs other services for the Company in the normal course of business.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The following descriptions of certain of the provisions of the Certificate of Incorporation of the Company and of the Restated Rights Agreement (as defined below) are necessarily general and do not purport to be complete and are qualified in their entirety by reference to such documents, which are included as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  The Company is authorized to issue 200,000,000 shares of Common Stock, par value $2.50. As of November 30, 1996 (after giving effect to the Reorganization), there were 125,258,208 shares of Common Stock issued and outstanding and approximately 15,050 holders of record of Common Stock. The holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors. Subject to the rights of the holders of Preferred Stock (as defined below), the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors of the Company out of legally available funds. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company remaining after the full amounts, if any, to which the holders of outstanding Preferred Stock are entitled. The holders of Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and nonassessable.

PREFERRED STOCK

  General. The Company is authorized to issue 5,000,000 shares of Preferred Stock, without par value (the "Preferred Stock"), of which 2,000,000 shares have been designated as the Series A Junior Participating Preferred Stock. No shares of Preferred Stock are outstanding. The Board of Directors of the Company has authority, without stockholder approval (subject to a limited exception), to issue shares of Preferred Stock in one or more series and to determine the number of shares, designations, dividend rights, conversion rights, voting power, redemption rights, liquidation preferences and other terms of such series. The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any Preferred Stock.

  Series A Preferred Stock. The Board of Directors of the Company has, in conjunction with its adoption of the Rights Agreement described below, designated 2,000,000 shares of Preferred Stock as the Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are designed so that the value of each one-hundredth of a share purchasable upon exercise of a Right will approximate the value of one share of Common Stock. The Series A Preferred Stock is nonredeemable and will rank junior to all other series of Preferred Stock. Each whole share of Series A Preferred Stock is entitled to receive a cumulative quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash or (ii), in the aggregate, 100 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock are entitled to receive a preferential liquidation payment equal to the greater of (i) $100.00 per share or (ii), in the aggregate, 100 times the payment made on the Common Stock, plus, in either case, the accrued and unpaid dividends and distributions thereon. In the event of any merger, consolidation or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash or property, each whole share of Series A Preferred Stock is entitled to receive 100 times the amount received per share of Common Stock. Each whole share of Series A Preferred Stock is entitled to 100 votes on all matters submitted to a vote of the stockholders of the Company, and holders of Series A Preferred Stock will generally vote together as one class with the holders of Common Stock and any other capital stock on all matters submitted to a vote of stockholders of the Company.

RIGHTS TO PURCHASE PREFERRED STOCK

  General. Effective as of December 11, 1996, the Board of Directors of the Company paid a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock held of record on that date and approved the further issuance of Rights with respect to all shares of Common Stock that are subsequently issued, including without limitation the shares of Common Stock that were issued pursuant to the Reorganization. The Rights were issued subject to a Rights Agreement dated as of December 1, 1996 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (which Rights Agreement has been restated without amendment to reflect the change of the corporate name of the Company -- the "Restated Rights Agreement.") Each Right now entitles the registered holder to purchase from the Company one-hundredth of a share of Series A Preferred Stock at a price of $150.00 in cash (the "Purchase Price"), subject to adjustment. Until the occurrence of certain events described below, the Rights are not exercisable, will be evidenced by the certificates for Common Stock and will not be transferable apart from the Common Stock.

  The rights and privileges, and the limitations and restrictions thereof, of Rights issued pursuant to the Restated Rights Agreement are substantively the same as those of the rights issued under the Second Amended and Restated Rights Agreement of the Predecessor that was terminated in connection with the Reorganization.

  Detachment of Rights; Exercise. The Rights are currently attached to all certificates representing outstanding shares of Common Stock and no separate Right certificates have been distributed. The Rights will separate from the Common Stock and a distribution date ("Distribution Date") will occur upon the earlier of (i) ten business days following the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Voting Shares (as defined in the Restated Rights Agreement) of the Company or (ii) ten business days following the commencement or announcement of an intention to commence a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Voting Shares.

  The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and such separate certificates alone will thereafter evidence the Rights.

  If a person or group were to acquire 15% or more of the Voting Shares of the Company, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of shares of Common Stock (or, under certain circumstances, the equivalent number of one-hundredths of a share of Series A Preferred Stock) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

  If the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision would be made so that each holder of a Right would thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

  Antidilution and Other Adjustments. The number of shares (or fractions thereof) of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution. The number of outstanding Rights and the number of shares (or fractions thereof) of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or any subdivision, consolidation or combination of the Common Stock occurring, in any such case, prior to the Distribution Date.

  Exchange Option. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Voting Shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of the Company, the Board of Directors may, at its option, issue Common Stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of Common Stock (or one-hundreth of a share of Series A Preferred Stock) for each two shares of Common Stock for which each Right is then exercisable, subject to adjustment.

  Redemption of Rights. At any time prior to the first public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Voting Shares, the Board of Directors of the Company may redeem all but not less than all the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  Expiration; Amendment of Rights. The Rights will expire on December 15, 2005, unless earlier extended, redeemed or exchanged. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the expiration date of the Rights, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that, after the first public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Voting Shares, no such amendment may materially and adversely affect the interests of holders of the Rights.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without the approval of the Board of Directors of the Company. The Rights should not, however, interfere with any merger or other business combination that is approved by the Board of Directors of the Company.

  The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement and is available free of charge from the Company.

EFFECT OF REORGANIZATION

  Following the Reorganization, the authorized capital stock, the issued and outstanding capital stock and the treasury stock of the Company is identical to that of the Predecessor immediately prior to the Reorganization.

                                 DISTRIBUTION

  The Company may sell Debt Securities to or through underwriters or dealers and also may sell Debt Securities directly to one or more other purchasers or through agents. The Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Offered Debt Securities and any applicable commissions or discounts.

  Underwriters, dealers or agents may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Debt Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Debt Securities for whom they may act as agent. Underwriters or agents may sell the Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

  The Debt Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market will develop or be continued and no assurance can be given as to the liquidity of any such market.

  Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with the Company, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The legality of the Debt Securities, as well as certain tax matters in connection therewith, is being passed upon for the Company by Vinson & Elkins L.L.P., First City Tower, Houston, Texas 77002-6760. Certain legal matters in connection with the Debt Securities may be passed upon for any underwriters or dealers by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017-3909.

                                    EXPERTS

  The financial statements and schedules incorporated in this Prospectus and elsewhere in the Registration Statement by reference to the Company's Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Risk Factors...............................................................  S-2
Description of Notes.......................................................  S-4
Certain United States Federal Income Tax Considerations.................... S-19
Plan of Distribution....................................................... S-25
                                PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents By Reference............................    3
The Company................................................................    4
Use of Proceeds............................................................    5
Ratio of Earnings to Fixed Charges.........................................    5
Description of Debt Securities.............................................    5
Description of Capital Stock...............................................   15
Distribution...............................................................   18
Legal Matters..............................................................   18
Experts....................................................................   18

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $300,000,000

                                     LOGO

                              HALLIBURTON COMPANY

                               MEDIUM-TERM NOTES
                            DUE NINE MONTHS OR MORE

                       FROM DATE OF ISSUE, SERIES A

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                              MERRILL LYNCH & CO.

                                LEHMAN BROTHERS

                             MORGAN STANLEY & CO.
                                 INCORPORATED

                       NATIONSBANC CAPITAL MARKETS, INC.

                                          , 1996


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

  The expenses in connection with the issuance and distribution of the Debt Securities being registered, other than underwriting discounts and commissions, are estimated as follows:

   Securities and Exchange Commission registration fee................ $ 156,250
   Rating agency fees.................................................    70,000
   Blue sky fees and expenses.........................................     7,500
   Legal fees and expenses............................................   200,000
   Accounting fees and expenses.......................................    40,000
   Printing and engraving expenses....................................    60,000
   Miscellaneous expenses.............................................     1,250

--------

  * All amounts are estimated other than the registration fee.

ITEM 16. EXHIBITS.

     *1.1 --Underwriting Arrangements.
     *2.1 --Agreement and Plan of Reorganization dated as of December 11, 1996 among Halliburton Company, Halliburton Hold Co. and Halliburton
           Merge Co. (incorporated by refererence to Exhibit 1.1 of the Company's Registration Statement on Form 8-B dated December 12,
           1996, File No. 1-03492).
      3.1 --Certificate of Incorporation of the Registrant, as amended
           (incorporated by reference to Exhibit 3.1 of the Company's
           Registration Statement on Form 8-B dated December 12, 1996, File No.
           1-03492).
      3.2 --By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).
      4.1 --Senior Indenture dated as of January 2, 1991 between the
           Predecessor and Texas Commerce Bank National Association, as Trustee
           (incorporated by reference to Exhibit 4(b) to the Predecessor's
           Registration Statement on Form S-3 (File No. 33-38394) originally filed with the Securities and Exchange Commission on December 21,
           1990), as supplemented and amended by the First Supplemental
           Indenture dated as of December 12, 1996 among the Predecessor, the Registrant and the Trustee (incorporated by refererence to Exhibit
           4.1 of the Company's Registration Statement on Form 8-B dated
           December 12, 1996, File No. 1-03492).
      4.2 --Second Senior Indenture dated as of December 1, 1996 between the
           Predecessor and Texas Commerce Bank National Association, as Trustee
           (incorporated by reference to Exhibit 4.4 to the Predecessor's
           Registration Statement on Form S-3 (File No. 33-65772) originally filed with the Securities and Exchange Commission on July 9, 1993 and as post effectively amended on December 5, 1996), as supplemented and amended by the First Supplemental Indenture dated as of December 5, 1996 between the Predecessor and the Trustee and the Second Supplemental Indenture dated as of December 12, 1996 among the Predecessor, the Registrant and the Trustee (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).
     *4.3 --Forms of Debt Securities.

       +4.4 --Form of Issuing and Paying Agency Agreement dated as of December
             18, 1996 between the Company and The Chase Manhattan Bank.
       +4.5 --Form of Calculation Agency Agreement dated as of December 18,
             1996 between the Company and The Chase Manhattan Bank.
        4.6 --Subordinated Indenture dated as of January 2, 1991 between the
             Predecessor and Texas Commerce Bank National Association, as
             Trustee (incorporated by reference to Exhibit 4(c) to the Predecessor's Registration Statement on Form S-3 (File No. 33-
             38394) originally filed with the Securities and Exchange
             Commission on December 21, 1990), as supplemented and amended by the First Supplemental Indenture dated as of December 12, 1996 among the Predecessor, the Registrant and the Trustee
             (incorporated by reference to Exhibit 4.3 of the Company's
             Registration Statement on Form 8-B dated December 12, 1996, File
             No. 1-03492).
        4.7 --Rights Agreement dated as of December 1, 1996 between the
             Registrant and ChaseMellon Shareholder Services, L.L.C.
             (incorporated by reference to Exhibit 4.4 of the Company's
             Registration Statement on Form 8-B dated December 12, 1996, File
             No. 1-03492).
       +4.8 --Form of Common Stock Certificate.
      ++5.1 --Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
       *8.1 --Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
      +12.1 --Computation of Ratio of Earnings to Fixed Charges.
     ++23.2 --Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
      +23.3 --Consent of Arthur Andersen LLP.
      +24.1 --Powers of Attorney.
     ++25.1 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Texas Commerce Bank National Association.

    --------
      * The Company will file forms of, or final copies of, any underwriting, distribution or similar agreements, Debt Securities, supplemental indentures and any related legal opinions not previously so filed by amendment hereto or as exhibits to a Current Report on Form 8-K.
      + Filed herewith.
     ++ Previously filed.

  ITEM 17. UNDERTAKING.

  The undersigned registrant, being Halliburton Company (formerly Halliburton Hold Co.), a Delaware corporation, as the successor issuer under Rule 414 of the General Rules and Regulations under the Securities Act, to Halliburton Company (now Halliburton Energy Services, Inc.), a Delaware corporation and the original registrant under this Registration Statement, hereby, in accordance with the said Rule 414, expressly adopts this Registration Statement, as well as the statements contained herein, as its own for all purposes of the Securities Act and the Exchange Act and has included herein any additional information necessary to reflect any material changes made in connection with or resulting from the succession or necessary to keep the Registration Statement from being misleading in any material respect.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this the 18th day of December, 1996.

                                          HALLIBURTON COMPANY

                                                  /s/ Richard B. Cheney
                                          By __________________________________
                                            Richard B. Cheney, Chairman of the
                                                 Board, President andChief
                                                     Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this the 18th day of December, 1996.

             SIGNATURE                           TITLE
             ---------                           -----
     /s/ Richard B. Cheney           Chairman of the Board,
------------------------------------  President and Chief
         Richard B. Cheney            Executive Officer and
                                      Director (Principal
                                      Executive Officer)


       /s/ David J. Lesar            Executive Vice President and
------------------------------------  Chief Financial Officer
           David J. Lesar             (Principal Financial
                                      Officer)


    /s/ R. Charles Muchmore          Vice President and
------------------------------------  Controller (Principal
        R. Charles Muchmore           Accounting Officer)


      *  Anne L. Armstrong           Director
------------------------------------
         Anne L. Armstrong

       *  Lord Clitheroe             Director
------------------------------------
           Lord Clitheroe

      *  Robert L. Crandall          Director
------------------------------------
         Robert L. Crandall

             SIGNATURE               TITLE
             ---------               -----
        *  W. R. Howell              Director
------------------------------------
            W. R. Howell

        *  Dale P. Jones             Director
------------------------------------
           Dale P. Jones

       *  Delano E. Lewis            Director
------------------------------------
          Delano E. Lewis

         *  C. J. Silas              Director
------------------------------------
            C. J. Silas

      *  Roger T. Staubach           Director
------------------------------------
         Roger T. Staubach

    *  Richard J. Stegemeier         Director
------------------------------------
       Richard J. Stegemeier

      *  E. L. Williamson            Director
------------------------------------
          E. L. Williamson

     /s/ Lester L. Coleman
*By: __________________________
       Lester L. Coleman
     Pursuant to Powers of
           Attorney

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
                                                                     NUMBERING
 EXHIBIT                                                              PAGE NO.
 -------                                                             ----------
  *1.1   --Underwriting Arrangements.
  *2.1   --Agreement and Plan of Reorganization dated as of
          December 11, 1996 among Halliburton Company, Halliburton
          Hold Co. and Halliburton Merge Co. (incorporated by
          refererence to Exhibit 1.1 of the Company's Registration
          Statement on Form 8-B dated December 12, 1996, File No.
          1-03492).
   3.1   --Certificate of Incorporation of the Registrant, as
          amended (incorporated by reference to Exhibit 3.1 of the
          Company's Registration Statement on Form 8-B dated
          December 12, 1996, File No. 1-03492).
   3.2   --By-laws of the Registrant, as amended (incorporated by
          reference to Exhibit 3.2 of the Company's Registration
          Statement on Form 8-B dated December 12, 1996, File No.
          1-03492).
   4.1   --Senior Indenture dated as of January 2, 1991 between
          the Predecessor and Texas Commerce Bank National
          Association, as Trustee (incorporated by reference to
          Exhibit 4(b) to the Predecessor's Registration Statement
          on Form S-3 (File No. 33-38394) originally filed with
          the Securities and Exchange Commission on December 21,
          1990), as supplemented and amended by the First
          Supplemental Indenture dated as of December 12, 1996
          among the Predecessor, the Registrant and the Trustee
          (incorporated by refererence to Exhibit 4.1 of the
          Company's Registration Statement on Form 8-B dated
          December 12, 1996, File No. 1-03492).
   4.2   --Second Senior Indenture dated as of December 1, 1996
          between the Predecessor and Texas Commerce Bank National
          Association, as Trustee (incorporated by reference to
          Exhibit 4.4 to the Predecessor's Registration Statement
          on Form S-3 (File No. 33-65772) originally filed with
          the Securities and Exchange Commission on July 9, 1993
          and as post effectively amended on December 5, 1996), as
          supplemented and amended by the First Supplemental
          Indenture dated as of December 5, 1996 between the
          Predecessor and the Trustee and the Second Supplemental
          Indenture dated as of December 12, 1996 among the
          Predecessor, the Registrant and the Trustee
          (incorporated by reference to Exhibit 4.2 of the
          Company's Registration Statement on Form 8-B dated
          December 12, 1996, File No. 1-03492).
  *4.3   --Forms of Debt Securities.
  +4.4   --Form of Issuing and Paying Agency Agreement dated as of
          December 18, 1996 between the Company and The Chase
          Manhattan Bank.
  +4.5   --Form of Calculation Agency Agreement dated as of
          December 18, 1996 between the Company and The Chase
          Manhattan Bank.
   4.6   --Subordinated Indenture dated as of January 2, 1991
          between the Predecessor and Texas Commerce Bank National
          Association, as Trustee (incorporated by reference to
          Exhibit 4(c) to the Predecessor's Registration Statement
          on Form S-3 (File No. 33-38394) originally filed with
          the Securities and Exchange Commission on December 21,
          1990), as supplemented and amended by the First
          Supplemental Indenture dated as of December 12, 1996
          among the Predecessor, the Registrant and the Trustee
          (incorporated by reference to Exhibit 4.3 of the
          Company's Registration Statement on Form 8-B dated
          December 12, 1996, File No. 1-03492).

                                                                     SEQUENTIAL
                                                                     NUMBERING
 EXHIBIT                                                              PAGE NO.
 -------                                                             ----------
    4.7  --Rights Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services,
          L.L.C. (incorporated by reference to Exhibit 4.4 of the
          Company's Registration Statement on Form 8-B dated
          December 12, 1996, File No. 1-03492).
   +4.8  --Form of Common Stock Certificate.
  ++5.1  --Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
   *8.1  --Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
  +12.1  --Computation of Ratio of Earnings to Fixed Charges.
 ++23.2  --Consent of Vinson & Elkins L.L.P. (contained in Exhibit
          5.1).
  +23.3  --Consent of Arthur Andersen LLP.
  +24.1  --Powers of Attorney.
 ++25.1  --Form T-1 Statement of Eligibility under the Trust
          Indenture Act of 1939 of Texas Commerce Bank National
          Association.

    --------
      * The Company will file forms of, or final copies of, any underwriting, distribution or similar agreements, Debt Securities, supplemental indentures and any related legal opinions not previously so filed by amendment hereto or as exhibits to a Current Report on Form 8-K.
      + Filed herewith.
     ++ Previously filed.